Exhibit 10.12
PROMISSORY NOTE
References in the boxes above are for Lenders use only and do not limit the applicability of this document to any particular loan or item.
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Borrower:	Investors Title Company	Lender:	First-Citizens Bank & Trust
	121 N. Columbia St.		Durham Main Office
	Chapel Hill, NC 27514-3502		c/o Loan Servicing Department DAC20
P.O. Box 26592
Raleigh, NC 27611-6592
Principal Amount: $6,000,000.00                                         Date of Note: October 27, 2016
PROMISE TO PAY. INVESTORS TITLE COMPANY ("Borrower") promises to pay to First-Citizens Bank & Trust Company ("Lender"), or order, in lawful money of the United States of America, the principal amount of Six Million & 00/100 Dollars ($6,000,000.00), together with interest on the unpaid principal balance from October 27, 2016, until paid in full.
PAYMENT. Borrower will pay this loan in one principal payment of $6,000,000.00 plus interest on December 27, 2016. This payment due on December 27, 2016, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied to the following in the order specified: (i) unpaid interest accrued to the date of payment or the date payment is due (at Lender's option); (ii) the unpaid principal component of any payment then due; (iii) unpaid late charges, returned check fees, prepayment penalties, collection costs, and other charges than due; and (iv) the unpaid principal balance. Applying payments in the foregoing manner, Lender may, at its option, satisfy sums owing in the order in which they were billed, assessed, charged, or accrued. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the one month London Interbank Offered Rate (LIBOR) as published in the Money Rates table of The Wall Street Journal on the last business day of the month (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Any change in the interest rate will take effect on the first day of the calendar month based on the latest Index rate as published in the Money Rates table of The Wall Street Journal on the last business day of the preceding calendar month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.627% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 1.752 percentage points over the Index, resulting in an initial rate of 2.279%. NOTICE: Under no circumstances will the interest rate on this Note be more than (except for any higher default rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.
PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First Citizens Bank, Loan Servicing Department-DAC20, PO Box 26592 Raleigh, NC 27611-6592.
LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment. This late charge shall be paid to Lender by Borrower to compensate Lender for Lender's extra costs and expenses caused by the late payment.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 15.000% ("Default Rate"). If judgment is entered in connection with this Note, interest will continue to accrue after the date of judgment at the Default Rate. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes,

subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of North Carolina without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of North Carolina.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.
SIMPLE INTEREST. This Note is a simple-interest note. Interest continues to accrue until payments are received by Lender. The payment schedule contained in this Note assumes that all payments will be made on the scheduled due dates.
RIGHT TO CURE; ACCELERATION. Except as provided in this section, if an Event of Default is curable and no notice has been previously given by Lender of the same or any other Event of Default within the preceding 12 months, Borrower shall have 30 days following Lender's giving of written notice of default within which to cure the default before Lender may require the immediate payment of this Note in full. If the default is curable but cannot reasonably be cured within the 30-day cure period, and if Borrower commences to cure the default during the 30-day cure period and diligently proceeds thereafter to cure such default, then the cure period shall be extended for a reasonable time not to exceed an additional 30 days (for a total of 60 days) in order to provide Borrower the opportunity to cure the default. However, Borrower shall not be entitled to notice of default or the opportunity to cure a default if Lender has previously given notice of a default within the preceding 12 months or if the default occurs because of (a) failure to pay any payment of principal or interest or other sums as and when due under the terms of this Note, (b) the commencement by Borrower of any proceeding for protection under any bankruptcy or insolvency laws, (c) failure to maintain in continuous full force and effect any required insurance on any collateral that secures repayment of this Note, or (d) any waste or any uninsured damage or injury to any collateral securing repayment of this Note that substantially reduces the value of the collateral, or the immediate threat of any such waste or uninsured damage or injury. Lender's notice of default shall be given in writing and shall be deemed given when (a) mailed by first class or certified mail to Borrower at an address Lender has for Borrower in Lender's records, or (b) when actually received by Borrower, whichever first occurs. Notice to any Borrower shall constitute notice to all Borrowers. The provisions of this section are in addition to and do not supersede or limit the application of any controlling provisions of state law concerning notice of default, the right to cure, or the right to reinstate, and nothing in this Note shall be deemed a waiver of those provisions; provided, however, that the provisions of this section and any such state law shall run concurrently.
If (a) an Event of Default occurs and Borrower is not entitled under this section to notice of default and the opportunity to cure, or (b) an Event of Default occurs and the default is not cured during any applicable cure period following the giving of any required notice of default, then this Note shall, at Lender's option, become due and payable in full without demand or notice of any kind. In addition, if Lender has the right to accelerate this Note under the provisions of any security instrument as a result of collateral being sold, transferred, conveyed or encumbered, Lender shall not be further obligated to advance loan proceeds and this Note shall, at Lender's option, become due and payable in full without demand or notice of any kind. Lender's failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise such options. Waiver by Lender of any default or right to accelerate shall not operate as a waiver of any other default or right to accelerate or of the same default or right to accelerate on a future occasion. Except as otherwise provided by law, acceptance by Lender of payment of less than the entire unpaid balance after acceleration of this Note shall not waive the acceleration, and Lender shall be entitled to proceed with its rights and remedies as noteholder (and as secured party, if applicable).
Notwithstanding any rights Borrower may have to notice of default and opportunity to cure, Lender will have no obligation to advance funds under this Note if: (a) Borrower is in default under the terms of this Note or any agreement that Borrower has with Lender, including any agreement made in connection with the signing of this Note, (b) any instrument securing repayment of this Note is in default, (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender, or (d) Borrower has applied funds advanced pursuant to this Note for purposes other than those authorized by Lender.
LOAN AGREEMENT. This Note is subject to the provisions of each loan agreement given, received, or signed in connection with this loan transaction, the terms and conditions of which are incorporated herein by reference. Any failure to comply with the terms and conditions of any such loan agreement shall constitute an additional "Event of Default" under the terms of this Note. If the terms of any such loan agreement conflict with the terms of this Note, the terms of this Note shall control.
INFORMATION ABOUT OTHER OBLIGATIONS. Lender is authorized to obtain such information about each Borrower's other obligations as Lender may reasonably request from the creditors of each Borrower. The information requested may include, but is not limited to, the Borrower's credit limit, the amount then owing to the creditor, the terms of repayment, whether the obligation is being paid as agreed, whether the Borrower is entitled to obtain additional credit advances, and the current payoff amount. The creditors of each Borrower are authorized and directed to promptly provide to Lender the information requested by Lender.
BORROWER'S FINANCIAL INFORMATION. For purposes of this section. "Financial Information" means information relating to Borrower's finances. Borrower covenants and agrees with Lender that, until this Note is paid in full and Borrower is no longer entitled to obtain credit advances, Borrower will furnish Lender with such Financial Information at such times and in such detail as Lender may reasonably request, including, but not limited to, the following: (i) Borrower's personal financial statement (if Borrower is an individual); (ii) Borrower's quarterly and year-end balance sheet and profit and loss statements (if Borrower is engaged in business activities); (iii) copies of Borrower's federal and state tax returns and all schedules relating thereto, including Schedule K-1 (if applicable); and (iv) such additional information and statements, lists of assets and liabilities, aging of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may reasonably request from time to time.
Borrower warrants and represents that (i) all Financial Information Borrower has provided and that has been provided on Borrower's behalf to date is true and accurate in all material respects and fairly presents Borrower's financial condition and business transactions as of the date of the Financial Information provided, and (ii) Financial Information Borrower provides and that is provided on Borrower's behalf in the future will be true and accurate in all material respects and will fairly present Borrower's financial condition and business transactions as of the date of the Financial Information provided. Borrower further warrants and represents that, except as specifically disclosed in the Financial Information, (i) Borrower has no direct or contingent liabilities; (ii) title to all assets listed in the Financial Information is solely in Borrower's name, and no other person or entity has an interest in such assets; (iii) there exist no liens, encumbrances, or defects in or upon the assets listed in the Financial Information; (iv) all taxes owed by Borrower have been fully paid and discharged, except taxes not then due and payable without penalty; (v) there are no claims, actions, or proceedings pending or threatened against Borrower or any of Borrower's property; and (vi) there are no judgments or liens against Borrower or any of Borrower's property. With respect to each copy of Borrower's tax returns given to Lender, Borrower warrants and represents that (i) the copy is a true and accurate copy of the return, as filed; (ii) the original of the return was properly signed or electronically authenticated by Borrower or on Borrower's behalf and submitted to the appropriate tax authority; and (c) the return accurately states Borrower's income, deductions and tax liability for the period staled. Borrower acknowledges that Lender has relied and will rely on Borrower's Financial Information.
Borrower covenants and agrees to send written notice to Lender within five (5) business days after the occurrence of any change that is both material and adverse in (a) Borrower's financial condition or business transactions, (b) Borrower's ability to perform Borrower's obligations to Lender, or (c) Financial Information previously given.
Borrower authorizes Lender and its affiliates to make such credit, employment, and investigative inquires about Borrower from time to time as Lender and its affiliates deem appropriate to evaluate Borrower's financial strength, character, and credit history, to administer the loan evidenced by this Note, and to collect any sums owing. Lender is authorized to verify information about Borrower and obtain consumer report(s) about each individual who signs this Note as a Borrower or in a representative capacity on behalf of a Borrower.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

INVESTORS TITLE COMPANY
BY:/S/ JAMES A. FINE JR
JAMES A. FINE JR, President of INVESTORS TITLE COMPANY
LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY
X:/S/ AUTHORIZED SIGNER
Authorized Signer